EX 10.1
JWL PARTNERS ACQUISITION CORP.
AMENDED AND RESTATED INITIAL UNIT SUBSCRIPTION AGREEMENT
     THIS AMENDED AND RESTATED INITIAL UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the 1st day of February, 2008, by and between JWL Partners Acquisition Corp., a Delaware corporation (the “Company”), and GEH Capital, Inc., a Delaware Corporation (“Purchaser”).
     WHEREAS, the Company desires to issue and sell, and Purchaser desires to purchase and acquire, Units (as defined herein) on the terms and conditions hereinafter set forth; and
     WHEREAS, the Company and the Purchaser have determined to amend and restate the Initial Unit Subscription Agreement, dated as of January 14, 2008, by and between the Company and the Purchaser on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, for and in consideration of the promises and mutual covenants set forth herein, it is agreed between the parties as follows:
1.	Purchase of Units. Purchaser hereby subscribes for and purchases from the Company, and the Company hereby issues and sells to Purchaser, 2,263,200 units (the “Units”) at a purchase price of $0.004348 per Unit for an aggregate purchase price of $9,840.00. Each Unit consists of one share of the common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one warrant (a “Warrant” and, together with the Units and the Common Stock, the “Securities”) exercisable for one share of Common Stock. Each Warrant shall entitle the holder thereof to purchase one share of Common Stock at an exercise price of $7.50, in accordance with the terms of the Warrant as set forth in the Warrant Agreement entered into by and between the Company and Continental Stock Transfer and Trust Company, as warrant agent. The Warrant Agreement shall be substantially in the form attached hereto as Exhibit A (the “Warrant Agreement”).
2.	Payment of Purchase Price. If not previously paid, the purchase price for the Units shall be tendered in full on the date hereof. Upon payment of the purchase price in full, the Company will deliver the Securities to the Purchaser.
3.	Forfeiture of Units. If the underwriters (the “Underwriters”) for the Company’s initial public offering (the “IPO”) do not exercise in full their over-allotment option to be granted by the Company pursuant to an underwriting agreement by and among the Underwriters and the Company, then Purchaser shall forfeit a number of Units equal to 295,200 multiplied by the percentage of the Underwriters’ over-allotment option that remains unexercised as of the expiration date thereof.
4.	Limitations on Transfer. Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Securities (and the underlying securities) during the “Escrow Period” for the “Founders’ Units” (as such terms are defined in a securities escrow agreement substantially in the form attached hereto as Exhibit B (the “Securities Escrow Agreement”), dated on or about the effective date of the IPO to be entered into by and between the Company and an escrow agent to be determined by the Company), except (i) as otherwise permitted by the Securities Escrow Agreement or other agreement among Purchaser, the Company and the Underwriters, (ii) in compliance with applicable securities laws and (iii) in compliance with the Warrant Agreement.
5.	Restrictive Legends. All certificates representing the Securities (and any underlying securities thereof) shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto, such as, but not limited to, the Warrant Agreement):
(a)	“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)	“THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE ASSIGNED, HYPOTHECATED, DONATED, ENCUMBERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THAT CERTAIN SECURITIES ESCROW AGREEMENT DATED , 2008, AND THAT CERTAIN WARRANT AGREEMENT DATED AS OF ________ __, 2008, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.”

(c)	Any legend required by appropriate blue sky officials.
6.	Investment Representations. In connection with the purchase of the Securities, Purchaser represents to the Company the following:
(a)	Purchaser has been furnished with all materials relating to the Company’s business affairs and financial condition and materials related to the offer and sale of the Securities that have been requested by Purchaser and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. Purchaser understands that its investment in the Securities involves a high degree of risk. Purchaser has sought such accounting, legal and tax advice as Purchaser has considered necessary to make an informed investment decision with respect to Purchaser’s acquisition of the Securities. Purchaser has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities, and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder. Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Purchaser can afford a complete loss of its investment in the Securities. Purchaser is purchasing the Securities for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Purchaser understands that the Company is a blank check development stage company recently formed for the purpose of consummating an initial business combination (a “Business Combination”) and understands that there is no assurance as to the future performance of the Company and that the Company may never effectuate a Business Combination.
(b)	Purchaser understands that the Securities (and the underlying securities) have not been registered under the Act or any state securities law by reason of a specific exemption therefrom, and that the Company is relying on the truth and accuracy of, and Purchaser’s compliance with, the representations and warranties and agreements of Purchaser set forth herein to determine the availability of such exemptions and the eligibility of Purchaser to acquire such Securities, including, but not limited to, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c)	Purchaser further acknowledges and understands that the Securities (and the underlying securities) must be held indefinitely unless the Securities (and the underlying securities) are subsequently registered under the Act or an exemption from such registration is available. Purchaser understands that the certificates evidencing the Securities (and the underlying securities) will be imprinted with a legend which prohibits the transfer of the Securities (and the underlying securities) unless the Securities (and the underlying securities) are registered or such registration is not required in the opinion of counsel for the Company.

(d)	Purchaser is familiar with the provisions of Rule 144 under the Act, as in effect from time to time (“Rule 144”), which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Unless the Company registers the Securities (and the underlying securities) under the Act, the Securities (and the underlying securities) may be resold by Purchaser only in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(e)	Purchaser further understands that at the time Purchaser wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Purchaser would be precluded from selling the Securities (and the underlying securities) under Rule 144 even if the minimum holding period requirement had been satisfied. Notwithstanding Sections 6(d) and (e) hereof, Purchaser understands that it may be considered a promoter of the Company and understands that the Securities may not be resold under Rule 144 in certain circumstances until one year after the consummation of a Business Combination.
(f)	Purchaser represents that Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the SEC under the Act.

(g)	Purchaser has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action necessary to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by Purchaser in connection with the transactions contemplated hereby has been duly and validly taken, and this Agreement has been duly executed and delivered by Purchaser. Subject to the terms and conditions of this Agreement, this Agreement constitutes the valid, binding and enforceable obligation of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Agreement. The purchase by Purchaser of the Securities does not conflict with the organizational documents of Purchaser or with any material contract by which Purchaser or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to Purchaser or its property. The principal place of business of Purchaser is as set forth on the signature page hereto.

(h)	Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of the Securities Act.

(i)	Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
7.	Company Representations and Warranties. The Company hereby represents and warrants to Purchaser that the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company. Subject to the terms and conditions of this Agreement, this Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Agreement. The sale by the Company of the Securities does not conflict with the certificate of incorporation or by-laws of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.
8.	Indemnification. Purchaser hereby agrees to indemnify and hold harmless the Company and the Company’s officers, directors, stockholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person or whether incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party) to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by Purchaser and contained herein, or (b) arise out of or are based upon any breach by Purchaser of any representation, warranty or agreement made by Purchaser contained herein.
     9. Miscellaneous.
(a)	Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten days advance written notice to the other party hereto.

(b)	Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, shall be binding upon Purchaser and Purchaser’s successors and assigns.

(c)	Attorneys’ Fees; Specific Performance. Purchaser shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees.
(d)	Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(e)	Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(f)	Independent Counsel. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Greenberg Traurig, LLP, counsel to the Company and that Greenberg Traurig, LLP does not represent, and is not acting on behalf of, Purchaser. Purchaser has been provided with an opportunity to consult with Purchaser’s own counsel with respect to this Agreement.

(g)	Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral, including the Initial Unit Subscription Agreement, dated as of January 14, 2008, by and between the Company and the Purchaser. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(h)	Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i)	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement or any counterpart may be executed via facsimile or electronic mail transmission, and any such executed facsimile or electronic mail copy shall be treated as an original.

(j)	Survival. The representations and warranties contained herein will survive the delivery of, and the payment for, the Securities.

(k)	Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of Purchaser in the negotiation, administration, performance or enforcement hereof.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY: JWL PARTNERS ACQUISITION CORP.
By:	/s/ Steven R. Isko
	Name:	Steven R. Isko
	Title:	Vice Chairman and Corporate Secretary
	Address:	9 West 57th Street, 26th Floor New York, New York 10019

PURCHASER: GEH CAPITAL, INC.
By:	/s/ Francis Ruchalski
	Name:	Francis Ruchalski
	Title:	Director
	Address:	9 West 57th Street, 26th Floor New York, New York 10019

Exhibit A
Form of Warrant Agreement

Exhibit B
Form of Securities Escrow Agreement